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                                                                EXHIBIT NO. 23.1

                       CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Wisconsin Central Transportation Corporation:

We consent to incorporation by reference in the previously filed registration statements on Form S-3 (No. 333-44049) and on Form S-8 (No. 33-40820, No. 33-65678, No. 33-84088, No. 33-80309, No. 333-35493 and No. 333-69529) of Wisconsin
Central Transportation Corporation of our report dated February 3, 1999, relating to the consolidated balance sheets of Wisconsin Central Transportation Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Wisconsin Central Transportation Corporation.



                                    KPMG LLP

Chicago, Illinois
March 26, 1999